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                                                                      EXHIBIT 21


                   SUBSIDIARIES OF CONCORDE GAMING CORPORATION

Concorde Cripple Creek, Inc.

Concorde Cruises, Inc.

Conami, Inc.

Concorde Blackhawk Corporation